UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  November 18, 2010

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers.

As of November 18, 2010, Mr. J. Jeffrey McNealey retired from our Board of Directors after 25 years of service.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on November 18, 2010, our shareholders voted on two matters: (1) the election of seven directors; and, (2) ratification of the Board’s appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011. The record date for determining those shareholders entitled to vote at the Annual Meeting was October 7, 2010.  On that date, the Company had 19,897,494 shares of Common Stock and 7,209.302 shares of Series A Convertible Preferred Stock outstanding and entitled to vote.  Each share of Common Stock is entitled to one vote, and each share of Series A Convertible Preferred Stock is entitled to 1,000 votes. The final voting results were as follows:

1.     The election of the following directors for a one-year term or until his successor is duly elected and qualified:

Name of Director	For	Withheld	Broker Non-Votes

Sherwood L. Boehlert	22,405,256	190,939	4,510,601

Friedrich K. M. Bohm	17,608,787	4,987,408	4,510,601

F. Thomas Casey	22,414,934	181,261	4,510,601

Stephen M. Duff	17,612,597	4,983,598	4,510,601

Robert W. Harvey	17,612,699	4,983,496	4,510,601

Christopher P. Vincze	22,410,794	185,401	4,510,601

Dennis E. Welch	20,540,117	2,056,078	4,510,601

2.               The ratification of the appointment of Deloitte & Touche, LLP as independent registered public accounting firm for the fiscal year ending June 30, 2011:

For	Against/Abstain	Broker Non-Votes
24,280,615	51,021	2,775,160

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2010	TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer